 Exhibit 10.2
ADDENDUM TO COMMON STOCK PURCHASE AGREEMENT

Seller:   Giant Beverage, Inc.
              Frank Iemmiti and Anthony Iemmiti

Purchaser: Hispanica International Delights of America, Inc.

In the event of any inconsistency between the provisions of this Addendum and those contained in the Common Stock Purchase Agreement( the "Stock Agreement", the provisions of the Stock Agreement shall govern and be binding.

It is agreed by and between the Parties that the said Common Stock Purchase Agreement shall be held in escrow until the following conditions precedent have been satisfied:

1. A New York commercial lease between Frank Iemmiti and Anthony Iemmiti, Landlord, and Hispanica International Delights of America, Inc., Tenant, including all agreed upon terms, shall be executed by the Parties at or prior to closing.

2. Cashiers checks payable to Wells Fargo and Empire State Bank, as set forth in provision 1.04(a) of the Stock Agreement, shall be delivered at closing by Purchaser to Frank Iemmiti and Anthony Iemmiti.

3. Promissory Note as set forth in Stock Agreement to be executed at closing by the Purchaser and delivered to Frank Iemmiti and Anthony Iemmiti.

4, The audit of Giant Beverage, Inc. shall be completed priorto closing.

/s/ Frank Iemmiti
Giant Beverage, Inc., Seller
By:

/s/ Frank Iemmiti
Frank Iemmiti, Seller

/s/ Anthony Iemmiti
Anthony Iemmiti, Seller

/s/ Fernando Oswaldo Leonzo
Hispanica International Delights of
America, Inc., Purchaser